SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)              January 26, 2005

Shelbourne II Liquidating Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-16341	14-6254176
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 26, 2005, Shelbourne II Liquidating Trust (“Shelbourne”) sold its Matthews Festival property located in Matthews, North Carolina for a gross purchase price of $11,600,000.  The property was sold to an unaffiliated third party.  After prorations and paying all closing costs, net proceeds to Shelbourne were approximately $11,200,000.

Matthews Festival was Shelbourne’s sole remaining asset, other the cash.  Accordingly, it is expected that Shelbourne will distribute its remaining cash, subject to maintaining sufficient reserves, of approximately $11.40 per liquidating trust interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 27th day of January, 2005.

Shelbourne II Liquidating Trust

By:	/s/ Arthur N. Queler
Arthur N. Queler
Trustee